CET ENVIRONMENTAL SERVICES, INC.
                          7032 South Revere Parkway
                          Englewood, Colorado 80112
                                (720) 875-9115

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 10, 2003


TO THE SHAREHOLDERS OF CET ENVIRONMENTAL SERVICES, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of CET Environmental Services, Inc., a California corporation (the "Company"), will be held at the Denver Marriott Courtyard Tech Center, 6565 South Boston Street, Englewood, Colorado, on Tuesday, June 10, 2003, at 9:00 a.m., Mountain Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Grant Thornton LLP, as the Company's independent auditors;

     3. The approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to "CET Services, Inc."; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value common stock of the Company of record at the close of business on April 24, 2003, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   STEVEN H. DAVIS, PRESIDENT

Englewood, Colorado
April 24, 2003











                       CET ENVIRONMENTAL SERVICES, INC.
                          7032 South Revere Parkway
                          Englewood, Colorado 80112
                                (720) 875-9115
                        ______________________________

                               PROXY STATEMENT
                        ______________________________

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 10, 2003

                             GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of CET Environmental Services, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Denver Marriott Courtyard Tech Center, 6565 South Boston Street, Englewood, Colorado, on Tuesday, June 10, 2003, at 9:00 a.m., Mountain Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about May 9, 2003.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers, and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report for the year ended December 31, 2002, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 24, 2003, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 24, 2003, the Company had 5,757,792 shares of its no par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting. Under California law, shareholders are permitted to cumulate votes for the election of directors whose names have been placed in nomination. Therefore, in voting for directors, each outstanding share of common stock would be entitled to four votes which may be cast for one candidate or distributed in any manner among the nominees for director. However, the right to cumulate votes in favor of one or more candidates may not be exercised until the candidate or candidates have been nominated and any shareholder has given notice at the Annual Meeting of the intention to cumulate votes.

     The proxy holders will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of April 24, 2003, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director, Nominee for Director, and Executive Officer of the Company, and by all Directors, Nominees for Director, and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

    NAME AND ADDRESS               AMOUNT AND NATURE OF             PERCENT
  OF BENEFICIAL OWNERS             BENEFICIAL OWNERSHIP             OF CLASS

Craig C. Barto                         713,554 (1)                   12.4%
2440 Bayshore Drive
Newport Beach, CA 92663

Steven H. Davis                      1,187,907 (2)                   20.6%
7032 S. Revere Parkway
Englewood, CO  80112

George Pratt                            14,000 (3)                    0.2%
2208 Argyle Circle
Plano, TX  75023

John D. Hendrick                        11,100 (4)                    0.2%
5030 West Maplewood Place
Littleton, CO  80123

Dale W. Bleck                           22,500 (5)                    0.4%
7032 S. Revere Parkway
Englewood, CO  80112

Ann J. Heckler                          10,000 (5)                    0.2%
7032 S. Revere Parkway
Englewood, CO  80112

All directors, nominees for          1,959,061                       33.7%
director, and executive officers
as a group (6 persons)
__________________

(1) Includes 703,554 shares held directly and 10,000 shares underlying stock options exercisable within 60 days.

(2)  Includes 1,187,907 shares held directly.

(3) Includes 1,000 shares held directly, 3,000 shares held by his wife, and 10,000 shares underlying stock options exercisable within 60 days held by Mr. Pratt.

(4) Includes 1,100 shares held directly and 10,000 shares underlying stock options exercisable within 60 days held by Mr. Hendrick.

(5) Represents shares underlying stock options exercisable within 60 days held by the named person.

     The Company knows of no agreements the operation of which may at a subsequent date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     The number of Directors of the Company is currently set at four (4) members. The Board of Directors recommends the election as Directors of the four (4) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                          POSITIONS AND OFFICES
      NAME              AGE            HELD AND TERM AS A DIRECTOR

Craig C. Barto          45       Director since 1991

Steven H. Davis         49       Chief Executive Officer, President,
                                 and Director since 1991

George Pratt            70       Director since 1998

John D. Hendrick        59       Director since 2000

     There is no family relationship between any Director, Nominee for Director, or Executive Officer of the Company.

     The Company has no Nominating Committee but does have an Audit Committee and a Compensation Committee.

     The Audit Committee presently consists of Craig C. Barto, George Pratt, and John D. Hendrick. The Audit Committee reviews financial statements and other data prior to release to the public. In addition, the Committee meets with the Company's independent accountants in connection with the Company's audit. During 2002, the Audit Committee met three (3) times.

     The Compensation Committee presently consists of Craig C. Barto, George Pratt, and John D. Hendrick. The Compensation Committee reviews compensation matters relating to the Executive Officers of the Company and makes recommendations to the Board of Directors. The Compensation Committee met two
(2) times during 2002.

     Dale W. Bleck currently serves as an advisor to the Audit Committee, and Steven H. Davis serves as an advisor to the Compensation Committee.

     Set forth below are the names of all directors, nominees for director, and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     CRAIG C. BARTO has been a Director of the Company since 1991. He is also the President and Chairman of the Board of Directors of Signal Hill Petroleum, Inc., Barto/Signal Petroleum, Inc., Signal Hill Operating, Inc., and Signal Oil and Refining, Inc., which operate businesses such as Paramount and Fletcher oil refineries. A graduate of UCLA with a degree in Economics in 1979, Mr. Barto was instrumental in the growth of the Signal Hill Petroleum companies in the oil business with the reclamation of a marginal operation in the West Newport Oil Field in Orange County, California. In addition to the oil and gas operations, Mr. Barto is also responsible for the commercial and residential development of over 100 acres of some of the last undeveloped hilltop property in Southern California.

     STEVEN H. DAVIS has served as the Company's Chief Executive Officer, President, and a Director since 1991. Prior to that time he was operating partner of Lincoln Property Company which developed over 3 million square feet of buildings in California, Nevada, and Colorado. He has almost 20 years of experience in construction, financing, and developing industrial real estate. Mr. Davis graduated from Brown University with an emphasis in Economics in 1975 and obtained an MBA from the University of Southern California in 1977. As President, Mr. Davis manages the Company's business affairs and has been instrumental in securing financing, negotiating bonding agreements, projecting and analyzing the feasibility of expansion, mergers and acquisitions, and formulating business relationships with customers, financial entities, and the legal community.

     GEORGE PRATT has been a Director of the Company since July 1998. Since June 1993, Mr. Pratt has been employed by Pratt Associates, Inc, which provides professional services in the area of corporate finance, merger-acquisition analysis for small high-technology companies, and providing services to the legal profession such as valuations of securities and privately-owned companies for estate purposes and research and testimony for securities-related litigation. From April 1988 to January 1993, he was Chairman and Chief Executive Officer of Computer Automation, Inc., a manufacturer of computer systems and automatic test equipment. Mr. Pratt received a B.B.A. Degree in Finance from Hofstra University in 1958.

     JOHN D. HENDRICK has been a Director of the Company since November 2000. Since March 2000, Mr. Hendrick has been General Manager of the Centennial Water & Sanitation District in Highlands Ranch, Colorado. From 1996 to 2000, he was owner of Hendrick Engineering, which provided consulting services for water resources and water supply matters. Mr. Hendrick has over thirty years experience in the water industry in various capacities including hydrologist, engineer, manager, and consultant. Mr. Hendrick received a Bachelor's Degree in Agricultural Engineering from Cornell University in 1965, a Master's Degree in Agricultural Engineering from the University of Illinois in 1967, and a Ph.D in Hydrology and Water Resources from Colorado State University in 1972.

     DALE W. BLECK has been Chief Financial Officer since September 1999, and he has been employed by the Company since March 1999. From May 1998 to March 1999, he was Chief Financial Officer of Spartan Steel Products, Inc., a distributor of steel products in Evergreen, Colorado. From January 1987 to May 1998, he was Controller (until April 1991) and then Corporate Analyst for Western Dairymen Cooperative, Inc., a dairy cooperative in Thornton, Colorado. Mr. Bleck received a B.S. Degree in Accounting from Illinois State University in 1972 and a M.B.A. Degree from Colorado State University in 1998. Mr. Bleck is 52 years old.

     ANN J. HECKLER has been Secretary since June 2002, and has been employed by the Company since April 1998. From January 1991 through April 1998, she was a small business owner in the Denver metropolitan area. Ms. Heckler graduated from the University of Oklahoma in 1971 with a degree in Business Education. Ms. Heckler is 54 years old.

     The Company's Board of Directors held four (4) meetings during the year ended December 31, 2002. Each Director attended all of the meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for June 10, 2003. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were officers and directors of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Ann J. Heckler, Secretary of the Company, filed a Form 3 late.

                                 COMPENSATION

     The following table sets forth information concerning the compensation received for services rendered in all capacities to the Company for the years ended December 31, 2002, 2001, and 2000, by the Company's President and each other executive officer whose compensation exceeded $100,000 during such years.

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM COMPENSATION
                                                     ---------------------------------
                           ANNUAL COMPENSATION            AWARDS           PAYOUTS
                     ------------------------------  ----------------- ---------------
                                                             SECURI-
                                                             TIES
                                          OTHER              UNDERLY-
                                          ANNUAL   RE-       ING               ALL
                                          COMPEN-  STRICTED  OPTIONS/          OTHER
NAME AND PRINCIPAL                        SATION   STOCK     SARs     LTIP    COMPEN-
POSITION            YEAR SALARY   BONUS   (1)      AWARD(S)  (NUMBER) PAYOUTS SATION
------------------  ---- ------   -----   ------   --------  -------- ------- -------
Steven H. Davis,    2002 $125,008 $15,000 $1,750      0          0       0     $0
President and       2001 $125,008 $12,023 $1,056      0          0       0     $0
Chief Executive     2000 $125,000 $    0  $1,082      0          0       0     $0
Officer
Officer

Dale W. Bleck,      2002 $ 96,000 $15,000 $2,942      0          0       0     $0
Chief Financial     2001 $ 94,068 $12,023 $1,591      0          0       0     $0
Officer

Douglas W. Cotton,  2000 $117,204 $    0  $1,625      0          0       0     $0
Executive Vice      1999 $282,692 $    0  $4,241      0          0       0     $0
President and
Chief Operating
Officer (2)
_______________

(1)  Includes 401K contributions by the Company.
(2)  Mr. Cotton resigned on September 27, 2000.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                         SECURITIES
                                         UNDERLYING       VALUE OF UNEXER-
                    SHARES               UNEXERCISED      CISED IN-THE-
                    ACQUIRED             OPTIONS          MONEY OPTIONS/
                    ON                   SARs AT FY-END   SARs AT FY-END
                    EXERCISE   VALUE     EXERCISABLE/     EXERCISABLE/
     NAME           (NUMBER)   REALIZED  UNEXERCISABLE    UNEXERCISABLE
     ----           --------   --------  --------------   ---------------

Steven H. Davis        0          0           0 / 0       $    0 / $ 0
Dale W. Bleck          0          0      21,000 / 11,500  $    0 / $ 0

     The Company has no formal employment agreements with any of its Executive Officers.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors receive a fee of $1,000 per Board meeting attended, including telephone meetings. They are also entitled reimbursement of reasonable travel expenses incurred by them in attending board or committee meetings.

     On August 7, 1998, the Board of Directors granted each of the Company's non-employee Directors options to purchase 10,000 shares of common stock at $1.75 per share. These options were not granted under any plan. The options are exercisable commencing August 7, 1999 until August 7, 2003, except that they will expire three months after the termination of serving as a Director of the Company, for reasons other than death, and one year after termination as a result of death.

     Effective November 14, 2000, the Board of Directors granted options to purchase 10,000 shares of common stock at $0.50 per share to John D. Hendrick in connection with his election to the Board. These options are exercisable commencing November 14, 2001, until November 14, 2005, except that they will expire three months after termination of serving as a Director of the Company, for reasons other than death, and one year after termination as a result of death.

401K PLAN

     The Company had a Non-standardized Cash or Deferred Profit Sharing Plan pursuant to which all eligible employees could contribute a portion of their income. Company contributions to the Profit Sharing Plan were discretionary. The Company did, however, make matching contributions for the first six percent of all elective deferrals. Until 2002, the matching contribution was 25%. Beginning April 1, 2002, the matching contribution was increased to 50%. Effective March 31, 2003, the Plan was dissolved by the Board of Directors.

STOCK OPTION PLAN

     On March 1, 1995, the Company adopted an Incentive Stock Option Plan (the "Plan") for key personnel. A total of 550,000 shares of common stock are reserved for issuance pursuant to the exercise of stock options (the "Options") which may be granted to full-time employees of the Company. The Plan is currently administered by the Board of Directors. In addition to determining who will be granted Options, the Board of Directors has the authority and discretion to determine when Options will be granted and the number of Options to be granted. The Board of Directors may grant Options intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and may determine when each Option becomes exercisable, the duration of the exercise period for Options, and the form of the instruments evidencing Options granted under the Plan. The Board of Directors may adopt, amend, and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. The Board of Directors may also construe the Plan and the provisions in the instruments evidencing the Options granted under the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Board of Directors has broad discretion to determine the number of shares with respect to which Options may be granted to participants. The maximum aggregate fair market value (determined as of the date of grant) of the shares as to which the Incentive Stock Options become exercisable for the first time during any calendar year may not exceed $100,000. The Plan provides that the purchase price per share for each Incentive Stock Option on the date of grant may not be less than 100 percent of the fair market value of the common stock on the date of grant. However, any Option granted under the Plan to a person owning more than 10 percent of the common stock shall be at a price of at least 110 percent of such fair market value.

     If an optionee ceases to be employed by the Company for any reason other than death or disability, the optionee may exercise all Options within three months following such cessation to the extent exercisable on the date of cessation. If an optionee dies while employed by the Company, or during the three-month period following termination of the optionee's employment, or if the optionee becomes disabled, the optionee's Options, unless previously terminated, may be exercised, whether or not otherwise exercisable, by the optionee or his legal representative or the person who acquires the Options by bequest or inheritance at any time within one year following the date of death or disability of the optionee.

     An Option granted under the Plan is not transferable by the optionee other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee, his guardian, or legal representative.

     In August 1996, the Company filed a registration statement on Form S-8 to register the 550,000 shares of the Company's common stock reserved for issuance under the Company's Incentive Stock Option Plan.

     As of December 31, 2002, options for 78,600 shares were outstanding at prices ranging from $0.20 to $3.50 per share under this plan.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which requires entities to calculate the fair value of stock awards granted to employees. This statement provides entities with the option of either electing to expense the fair value of employee stock-based compensation or continuing to recognize compensation expense under existing accounting pronouncements and to provide proforma disclosures of net income and, if presented, income per share, as if the above-mentioned fair market value method of accounting was used in determining compensation expense. Additionally, the statement requires that all equity awards granted to nonemployees such as suppliers of goods and services be recognized based on fair value.

     The Company has elected the proforma method of disclosure. Under this method, the fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions for grants used in 2002 and 2001: no expected dividends; expected volatility of 84.1%; risk free interest rate of 6.0%; and expected lives of ten years.

     Using these assumptions, the Company's net income(loss) and earnings(loss) per common share would have been:

                                             December 31,    December 31,
                                                2002            2001
                                             ------------    ------------
Net loss available to common stockholders:

  As reported                                $(2,432,938)     $ 218,586
  Stock compensation expense                     (13,873)       (52,278)
                                             -----------      ---------
  Pro forma                                  $(2,446,811)     $ 166,308
                                             ===========      =========

Basic and diluted net loss available to
 Common Stockholders per common share:

  As reported                                   $ (.42)         $ .04
  Pro forma                                     $ (.42)         $ .03

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002, with respect to shares of the Company's common stock that may be issued under equity compensation plans:

                                                         Number of
                                                         securities
                                                         remaining
                       Number of                         available
                       securities       Weighted-        for future
                       to be issued     average          issuance under
                       upon exer-       exercise         equity compen-
                       cise of out-     price of         sation plans
                       standing         outstanding      (excluding
                       options,         options,         securities
                       warrants         warrants         reflected in
                       and rights       and rights       column (a))
Plan category             (a)              (b)               (c)
-------------          ----------       ----------       -------------

Equity compensation      78,600           $1.33             457,700
plans approved by
security holders

Equity compensation      30,000           $1.33                   0
plans not approved      -------                             -------
by security holders

Total                   108,600           $1.33             457,700

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company sells water it acquires under a water lease to the Centennial Water & Sanitation District. John D. Hendrick, who became a Director of the Company in November 2000, is the General Manager of the Centennial Water & Sanitation District. The Centennial Water & Sanitation District makes payments to an escrow agent who distributes the funds primarily to the lessor and the remainder to the Company. During 2002 and 2001, the Company invoiced the Centennial Water & Sanitation District $265,487 and $262,742, respectively, and recorded a profit of $19,248 and $16,239, respectively, under this arrangement.

     On May 2, 2001, the Company entered into an agreement to purchase 631,514 shares of the Company's common stock from Douglas W. Cotton, a former Director and Executive Vice President of the Company, for a maximum of $250,000 or approximately $0.395 per share. Initially, the Company purchased 189,454 shares for $75,000. The remaining 442,060 shares are to be purchased for a maximum of $175,000, the payment of which is contingent upon receipt of the $5.3 million of past due receivables from Remediation Financial, Inc. ("RFI"). Under the terms of the agreement, 5% of the proceeds from RFI as collected, up to the maximum of $175,000 will be applied to the purchase of the stock. In February 2002, following the receipt of $2.1 million from RFI, the Company purchased an additional 218,757 shares from Mr. Cotton for $86,600.

     All of these transactions were approved by the Board of Directors and were made on terms as fair and reasonable to the Company as those that could be obtained from non-affiliated third parties. Any future transactions between the Company and its officers, directors, employees and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to the approval of a majority of the disinterested members of the Board of Directors based upon a determination that the terms are at least as favorable to the Company as those that could be obtained from unrelated parties.

                       REPORT OF THE AUDIT COMMITTEE

     The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee presently consists of Craig C. Barto, George Pratt,and John D. Hendrick, who are independent as defined in Section 121(A) of the American Stock Exchange's listing standards currently in effect. The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with Management the audited financial statements and the footnotes thereto in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee held three (3) meetings in 2002.

     The Company's outside independent public accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements in all material respects, to accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with the independent public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent public accountants under Statement on Auditing Standards 61, as amended by SAS 90. The Company's independent public accountants have expressed the opinion that the Company's audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States. The independent public accountants have full and free access to the Audit Committee.

     The Audit Committee discussed with the Company's independent public accountants their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent accountants' independence required by the Independence Standard Board Standard No. 1.

     The Audit Committee discussed with the Company's independent public accountants the overall scope and plans of the audit. The Audit Committee discussed with the independent public accountants the results of their audit, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Grant Thornton LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2003.

          MEMBERS OF THE AUDIT COMMITTEE

                  Craig C. Barto
                  George Pratt
                  John D. Hendrick


                      APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Grant Thornton LLP audited the financial statements of the Company for the year ended December 31, 2002, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Grant Thornton LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Grant Thornton LLP, will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     AUDIT FEES. The fees billed for professional services rendered by the independent auditors for the audit of the Company's financial statements for the year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Form 10-QSB's during the last fiscal year amounted to $47,375.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The independent auditors did not provide professional services during 2002 relating to financial information systems design and implementation.

     ALL OTHER FEES. The fees billed by the independent auditors during the fiscal year ended December 31, 2002 for non-audit services rendered amounted to $25,278. These services consisted of tax return preparation and 401(k) Plan audit fees. The Audit Committee has considered the other fees paid to Grant Thornton LLP and concluded that they do not impair their independence.

              AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE NAME

     The Board of Directors has approved, subject to shareholder approval, an amendment to the Articles of Incorporation to change the name of the Company to "CET Services, Inc." The proposed change would eliminate the word "Environmental" from the Company's name. The Board of Directors believes that the change is needed in light of the Board's decision to concentrate the Company's business on developing "Brownfields" projects, and to not pursue further environmental service contracts. The Board believes that the revised name will help to avoid confusion about the Company's business.

     An affirmative vote of a majority of the outstanding shares of common stock will be required to approve the proposed amendment to the Company's Articles of Incorporation.

     The Board of Directors recommends a vote FOR the proposed amendment.

                               OTHER BUSINESS

    As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                ANNUAL REPORT

     The Company's Annual Report for the year ending December 31, 2002, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
               FOR THE ANNUAL MEETING TO BE HELD IN JUNE 2004

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in June 2004 must be received at the offices of the Company, 7032 South Revere Parkway, Englewood, Colorado 80112, no later than December 19, 2003, in order to be included in the Company's proxy statement and proxy relating to that meeting.

     Shareholders intending to bring any business before the Annual Meeting of Shareholders to be held in June 2004 that is not to be included in the Company's proxy statement and proxy related to that meeting must notify the Company, in writing, prior to March 9, 2004, of the business to be presented. Any such notices received after said date will be considered untimely under Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended.

                                    STEVEN H. DAVIS, PRESIDENT
Englewood, Colorado
April 24, 2003

P R O X Y
                       CET ENVIRONMENTAL SERVICES, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven H. Davis with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of CET Environmental Services, Inc. held of record by the undersigned on April 24, 2003, at the Annual Meeting of Shareholders to be held on June 10, 2003, or any adjournment thereof.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

          ___ FOR all nominees listed below (except as marked to the contrary).

          ___ WITHHOLD authority to vote for all the nominees listed below:

                  Craig C. Barto             John D. Hendrick
                  George Pratt               Steven H. Davis

[INSTRUCTION:  To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 2003:

          ___  FOR             ___  AGAINST             ___  ABSTAIN

      3. The approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to "CET Services, Inc.":

         ___  FOR             ___  AGAINST             ___  ABSTAIN

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CET ENVIRONMENTAL SERVICES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        (To be signed on the other side)















                        CET ENVIRONMENTAL SERVICES, INC.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.




Dated:  ______________, 2003          _______________________________________
                                      Signature(s) of Shareholder(s)

                                      _______________________________________
                                      Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians, and attorneys should indicate when signing. Attorneys should submit powers of attorney.